Exhibit 99.1

PCTEL Acquires TelWorx™

Advances Company’s Ability to Deliver Wireless Solutions

Expands Footprint in Critical Vertical Markets

Bloomingdale, IL—July 9, 2012 —PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced today that it had acquired the assets of TelWorx Communications, a North Carolina-based company with expertise in delivering wireless and fiber optic solutions into the enterprise, defense, transportation, and the carrier market. TelWorx, headed up by industry veteran Tim Scronce, excels at global procurement, custom engineering of RF solutions, rapid delivery and deployment of systems, and value-added reselling of antennas, related RF components, and other communication elements. The acquisition also includes TowerWorx™, a provider of mobile towers for defense, industrial wireless, and other applications.

PCTEL paid $16.5 million for TelWorx with a potential stock-based earn-out that would bring the total consideration to $18 million. While the specific terms of the earn-out were not disclosed, it is dependent upon the achievement of PCTEL revenue and earnings goals in 2013. PCTEL anticipates approximately $9 million in incremental 2012 revenue and $20 to $23 million in 2013 revenue as a result of this acquisition.

“PCTEL has actively pursued key vertical markets with its antenna product line and other RF products such as enclosures, cables, connectors, surge arrestors, and other critical system components and services. Indeed, both the Sparco and Envision Wireless acquisitions indicated our commitment to addressing the unique communication requirements of health care, in-building, off-loading, and industrial wireless networks,” said Marty Singer, Chairman and CEO of PCTEL. “TelWorx gives us real strength in the important area of designing and delivering RF system solutions and expands our field of play. In addition to SCADA and various wireless vertical markets TelWorx gives us immediate traction in data centers, carrier markets, and defense applications. TelWorx also brings to PCTEL an established e-commerce operation,” added Singer.

“I am excited about the opportunity to drive PCTEL’s RF Ancillary business and join Marty’s executive team,” said Tim Scronce, TelWorx’s CEO and founder. “Together we have a great opportunity to apply my experience building efficient procurement and distribution operations at Blue Rhino and TelWorx to PCTEL’s attractive wireless markets,” added Scronce.

Prior to TelWorx, Scronce was president and COO of publicly-traded Blue Rhino Corporation where he established a global supply chain and led the company’s growth in revenue and profitability. He previously held executive-level positions with Diageo, CBC and Frito-Lay. Scronce holds a Bachelor of Science degree in industrial engineering from North Carolina State University. He has also earned an MBA – Global Management degree from University of Phoenix.

TelWorx Communications, LLC

Blending the roles of manufacturer, distributor, VAR, and integrator, TelWorx takes a boundary-free approach to providing communications products, solutions and technical services at significant cost and time-savings to its customers. For more information, visit http://www.telworx.net.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and network solutions for the global wireless market. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and CLARIFY® system measure, monitor and optimize cellular networks. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, In-Tunnel, Subway, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Secure focuses on Android mobile platform security. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s expectations regarding expanding its offerings with design and delivery of RF system solutions in SCADA and various wireless vertical markets, data centers, carrier markets and defense applications, and an established e-commerce operation, are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the scanning receiver business. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

Jack Seller

Public Relations

PCTEL, Inc.

(630)339-2116

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